Exhibit 15.2

Howe Robinson Partners (UK) Ltd

Regis House

45 King William Street

London EC4R 9AN

Tel: +44 20 7488 3444

admin@howerobinson.com

CONSENT OF HOWE ROBINSON PARTNERS

Tsakos Energy Navigation Limited

367 Syngrou Avenue

175 64 P. Faliro

Athens, Greece

April 5, 2016

Ladies and Gentlemen:

Reference is made to the Tsakos Energy Navigation Limited (the “Company”) Annual Report on Form 20-F for the fiscal year ended December 31, 2015 (the “Form 20-F”).

We have reviewed the section entitled “Item 3. Key Information—General Market Overview World Oil Demand / Supply and Trade” included in the Form 20-F and confirm it accurately describes our opinion of the international tanker industry. We further advise the Company that our role has been limited to the provision of the statistical data and other information set forth in such section of the Form 20-F. With respect to such statistical data and other information supplied by us, we advise you that:

•	Certain information included in this discussion is derived from estimates or subjective judgments;

•	The information the databases of other maritime data collection agencies may differ from this data; and

•	While we have taken reasonable care in the compilation of the statistical and other information and believe it to be accurate and correct, data compilation is subject to limited audit and validation procedures.

Reg No 9449021 England and Wales

Registered Office: Regis House, 45 King William Street, London EC4R 9AN

We hereby consent to the reference to our firm in the Form 20-F and to the use of the statistical data and other information supplied by us and included under the section “Item 3. Key Information—General Market Overview—World Oil Demand / Supply and Trade” included in the Form 20-F. In addition, we hereby consent to the incorporation by reference in the Company’s Registration Statements (Form F-3 No. 333-111615, Form F-3 No. 333-184042, Form F-3 No. 333-196839, Form F-3 No. 333-159218, Form S-8 No. 333-102860, Form S-8 No. 333-104062, Form S-8 No. 333-134306, Form S-8 No. 333-183007 and Form F-3 No. 333-206852, as amended) and in the related Prospectuses of the information provided by us and included under the section “Item 3. Key Information—General Market Overview—World Oil Demand / Supply and Trade” included in the Form 20-F.

We hereby consent to the filing of this letter as an exhibit to the Form 20-F to be filed with the U.S. Securities and Exchange Commission.

Sincerely,

Howe Robinson Partners (UK) Ltd.

HENRY LIDDELL

MANAGING PARTNER

Reg No 9449021 England and Wales

Registered Office: Regis House, 45 King William Street, London EC4R 9AN